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                                                                  EXHIBIT 23.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Texas Regional Bancshares Inc.:

     We  consent to the use of our report dated January 26, 1996, except as to note 16 which is dated February 20, 1996, on the consolidated financial statements of Texas Regional Bancshares, Inc. included herein and the reference to our firm under the heading "Experts" in the Prospectus.



                                    /s/ KPMG PEAT MARWICK LLP


Houston, Texas
May 8, 1996